Exhibit 99.1

Prelude Therapeutics Reports First Quarter 2026 Financial Results and Provides Corporate Update

Initiated enrollment of Phase 1 Study of PRT12396, mutant-selective JAK2V617F inhibitor in patients with polycythemia vera (PV) and myelofibrosis (MF)

The Company expects to file the IND for PRT13722, first-in-class highly-selective oral KAT6A degrader, by mid-2026 with Phase 1 study initiation in ER+ breast cancer anticipated in the 2H 2026

Presented preclinical data demonstrating differentiated profile of PRT13722, at the American Association for Cancer Research (AACR) Annual Meeting 2026

Appointed Charles Morris, M.D. as Chief Medical Officer

Current cash runway expected into second quarter of 2028 based on preliminary estimates, driven by previously announced underwritten offering with gross proceeds of $90 million

WILMINGTON, Del., May 12, 2026 (GLOBE NEWSWIRE) – Prelude Therapeutics Incorporated (Nasdaq: PRLD), a clinical-stage precision oncology company, today reported its financial results for the first quarter ended March 31, 2026 and provided an update on its R&D pipeline and other corporate developments.

“Through this first quarter of 2026, our company has continued to demonstrate focused execution of the strategic priorities we set forth late last year.” stated Kris Vaddi, Ph.D., Chief Executive Officer of Prelude. “Since the beginning of this year, we’ve advanced PRT12396 into first-in-human studies, presented promising preclinical data from our highly selective KAT6A degrader development candidate, continued to progress towards a development candidate from our mCALR program and importantly, extended our cash runway into the second quarter of 2028.”

Program Updates and Upcoming Milestones

Mutant selective JAK2V617F JH2 inhibitor program

JAK2V617F is the primary driver mutation responsible for disease progression in the majority of patients living with myeloproliferative neoplasms (MPNs). The mutation impacts approximately 95% of patients with polycythemia vera (PV), 60% of patients with essential thrombocythemia (ET) and 55% of patients with myelofibrosis (MF). Identifying JAK2 JH2 inhibitors that selectively target V617F+ cells has long been the goal for advancing the treatment of MPNs.

Exhibit 99.1

Prelude has designed and identified novel allosteric inhibitors that bind into the JAK2 JH2 “deep pocket” where the V617F mutation resides. These candidates demonstrate mutant specific inhibition in multiple preclinical models of MPNs. Prelude believes this approach may have the potential to reduce mutant allele burden, slow or even reverse disease progression, and transform treatment outcomes for MPN patients.

PRT12396, Prelude’s lead, mutant-selective JAK2V617F inhibitor received IND clearance from the U.S. Food and Drug Administration, as previously announced in February 2026 and recently initiated and commenced enrollment into a Phase 1 study of PRT12396 in patients with PV and MF.

The JAK2V617F inhibitor program is subject to an exclusive option agreement with Incyte announced in November 2025.

Highly selective KAT6A oral degrader program

KAT6 is an emerging and recently validated target in the treatment of ER+ breast cancer. Prelude discovered and is developing first-in-class, highly potent, highly selective and orally bioavailable KAT6A selective degraders. The Company has selected a development candidate, PRT13722 and remains on track to file an IND application in mid-2026, and pending clearance, phase 1 study initiation expected in the 2nd half of 2026. Prelude believes that selectively degrading KAT6A has the potential for improved efficacy, tolerability and combinability with other agents relative to non-selective inhibitors of KAT6A/B.

The Company presented preclinical data supporting this hypothesis at the AACR Annual Meeting 2026. The presentation can be found at Publications - Prelude Therapeutics.

Degrader payloads for next generation DACs

Prelude is leveraging our expertise in targeted protein degradation to discover and develop novel degrader payloads for use with next generation DACs. We have developed highly potent SMARCA2/4 and CDK9 degrader payloads optimized for efficacy, tolerability and developability when coupled to a wide range of different antibodies. Building on our existing DAC partnership with AbCellera, the Company’s payloads and corresponding payload-linkers are available for licensing to additional partners to expand the reach of this new technology.

We have recently published preclinical data demonstrating that next generation DACs using Prelude degrader payloads have potential for significantly better in vivo efficacy and tolerability compared to traditional cytotoxic ADCs when tested head-to-head in xenograft models. These data can be found at: Publications – Prelude Therapeutics

Mutated calreticulin (mCALR) DAC discovery program

Mutant CALR is a neoantigen presented on the cell surface of malignant myeloid cells but not normal cells and is found in approximately 25-35% of patients with MF and essential thrombocythemia (ET). Recently, a mCALR-targeted monoclonal antibody demonstrated robust clinical activity in high-risk ET patients. Prelude is exploring mCALR-targeted DACs using the Company’s proprietary degrader payloads as a differentiated approach for patients with CALR mutations. This early discovery program is wholly owned and controlled by Prelude.

Exhibit 99.1

The Company presented the preclinical data from the program at the European Hematology Association 2025 Congress in June and the American Society of Hematology (ASH) 67th Annual Meeting in December 2025. The presentations can be found at Publications – Prelude Therapeutics.

Corporate Updates

In April 2026, the Company announced the appointment of Charles Morris, M.D. as Chief Medical Officer.

Upcoming Investor Conferences

The Company will participate in the 2026 Jefferies Global Healthcare Conference taking place in New York City. On Wednesday, June 3, 2026 at 12:15 PM ET, Kris Vaddi, Ph.D., Chief Executive Officer, Peggy Scherle, Ph.D., Chief Scientific Officer and Bryant Lim, Chief Financial Officer will participate in a fireside chat.

The Company will also participate in the Goldman Sachs 47th Annual Global Healthcare Conference taking place in Miami, FL. On Wednesday, June 10, 2026 at 11:20 AM ET, Kris Vaddi, Ph.D., Chief Executive Officer, Peggy Scherle, Ph.D., Chief Scientific Officer and Bryant Lim, Chief Financial Officer will participate in a fireside chat.

First Quarter 2026 Financial Results

Cash, Cash Equivalents, Restricted cash and Marketable securities:

Cash, cash equivalents, restricted cash and marketable securities as of March 31, 2026 were $84.8 million. Subsequent to March 31, 2026, the Company completed an underwritten offering with gross proceeds of approximately $90 million. Based on preliminary estimates, the Company anticipates that its existing cash, cash equivalents, restricted cash and marketable securities will fund Prelude’s operations into the second quarter of 2028.

Research and Development (R&D) Expenses:

For the three months ended March 31, 2026, R&D expense decreased to $13.6 from $28.8 million for the prior year period. Included in the R&D expense for the three months ended March 31, 2026 was $1.1 million of non-cash expense related to stock-based compensation expense, including employee stock options, compared to $2.3 million for the three months ended March 31, 2025. Along with the decrease in stock-based compensation expense, the decrease was primarily related to lower expense incurred for our SMARCA2 clinical trials which we paused in 2025. Research and development expenses may fluctuate from period to period depending upon the stage of certain projects and the level of preclinical and clinical trial-related activities.

General and Administrative (G&A) Expenses:

For the three months ended March 31, 2026, G&A expenses decreased to $5.2 million from $5.8 million for the prior year period. Included in general and administrative expenses for the three

Exhibit 99.1

months ended March 31, 2026, was $0.9 million of non-cash expense related to stock-based compensation expense, including employee stock options, compared to $1.6 million for the three months ended March 31, 2025. The decrease in general and administrative expenses was primarily due to a decrease in stock-based compensation along with a decrease in employee-related expenses.

Net Loss:

For the three months ended March 31, 2026, net loss was $10.4 million, or $0.13 per share compared to $32.1 million, or $0.42 per share, for the prior year period. Included in the net loss for the three months ended March 31, 2026, was $2.0 million of non-cash expenses related to the impact of expensing share-based payments, including employee stock options due in part to fewer employees, as compared to $3.8 million for the same period in 2025.

About Prelude Therapeutics

Prelude Therapeutics is a leading precision oncology company developing innovative medicines in areas of high unmet need for cancer patients. Our pipeline features highly selective KAT6A degraders and JAK2V617F mutant selective inhibitors -- new approaches to clinically validated targets with transformative potential for patients. We are leveraging our expertise in targeted protein degradation to create and develop next generation degrader antibody conjugates (DACs) with novel payloads. We are on a mission to extend the promise of precision medicine to every cancer patient in need. For more information, visit preludetx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated discovery, preclinical and clinical development activities for Prelude’s product candidates, the potential safety, efficacy, benefits and addressable market for Prelude’s product candidates, the expected timeline for clinical trial results for Prelude’s product candidates, and the sufficiency of Prelude’s cash runway into the second quarter of 2028. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude's ability to advance its product candidates, the

Exhibit 99.1

receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude's ability to fund development activities and achieve development goals, Prelude's ability to protect intellectual property, and other risks and uncertainties described under the heading "Risk Factors" in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Exhibit 99.1

PRELUDE THERAPEUTICS INCORPORATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2026	2025
Revenue	$4,580	$—

Operating expenses
Research and development	13,601	28,816
General and administrative	5,156	5,790
Total operating expenses	18,757	34,606
Loss from operations	(14,177)	(34,606)
Other income, net	3,792	2,521
Net loss	$(10,385)	$(32,085)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.13)	$(0.42)
Weighted average common shares outstanding, basic and diluted	82,519,981	75,986,281
Comprehensive loss:
Net loss	$(10,385)	$(32,085)
Unrealized loss on marketable securities, net of tax	(49)	(23)
Comprehensive loss	$(10,434)	$(32,108)

Exhibit 99.1

BALANCE SHEETS

(in thousands, except share data)	March 31, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$21,756	$35,256
Marketable securities	59,798	67,958
Prepaid expenses and other current assets	3,039	2,478
Total current assets	84,593	105,692
Restricted cash	3,235	3,235
Property and equipment, net	4,722	5,113
Right-of-use asset	26,778	27,165
Prepaid expenses and other non-current assets	314	110
Total assets	$119,642	$141,315
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,069	$3,983
Accrued expenses and other current liabilities	5,938	12,533
Deferred revenue	30,952	33,734
Operating lease liability	2,761	2,744
Total current liabilities	41,720	52,994
Deferred revenue, net of current portion	—	1,798
Other liabilities	2,779	2,841
Operating lease liability	14,960	15,045
Total liabilities	59,459	72,678
Commitments (Note 8)
Stockholders’ equity:
Voting common stock, $0.0001 par value: 487,149,741 shares authorized; 48,290,087 and 48,225,493 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	5	5
Non-voting common stock, $0.0001 par value: 112,850,259 shares authorized; 14,728,135 shares issued and outstanding at both March 31, 2026 and December 31, 2025	1	1
Additional paid-in capital	753,664	751,684
Accumulated other comprehensive (loss) income	(41)	8
Accumulated deficit	(693,446)	(683,061)
Total stockholders’ equity	60,183	68,637
Total liabilities and stockholders’ equity	$119,642	$141,315

Investor Contact:
Robert A. Doody, Jr.
 Senior Vice President, Investor Relations

Prelude Therapeutics Incorporated

484.639.7235

rdoody@preludetx.com